UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STUBHUB HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of StubHub Holdings, Inc. at 1:00 p.m. Eastern time on Tuesday, June 23, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast at www.virtualshareholdermeeting.com/STUB2026.

The notice of meeting and proxy statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Your vote is important, regardless of the number of shares you own. Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the Annual Meeting. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card or voting instruction form, then instructions regarding how you can vote are contained on the proxy card or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

On behalf of myself and our Board of Directors, thank you for your continued support and interest in StubHub.

Sincerely,

Eric H. Baker

Founder, Chairman and Chief Executive Officer

STUBHUB HOLDINGS, INC.

175 Greenwich Street, 59th Floor

New York, New York 10007

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON TUESDAY, JUNE 23, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of StubHub Holdings, Inc., a Delaware corporation (the “Company”), will be held at 1:00 p.m. Eastern time on Tuesday, June 23, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STUB2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•	To elect seven individuals as directors, with each to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers;

•	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of the Company’s Class A common stock, $0.001 par value per share, and Class B common stock, $0.001 par value per share, as of the close of business on April 27, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting. Please contact IR@stubhub.com stating the purpose of the request and providing proof of ownership of Company common stock, if you wish to examine the list prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. If your shares are held through a broker, bank, or other nominee, you should follow the instructions of such broker, bank, or other nominee regarding how to vote your shares. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Mark Streams

Executive Vice Chairman and Chief Legal Officer

April 30, 2026

i

STUBHUB HOLDINGS, INC.

175 Greenwich Street, 59th Floor

New York, New York 10007

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of StubHub Holdings, Inc. (“StubHub,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 23, 2026 (the “Annual Meeting”), at 1:00 p.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STUB2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”) as of the close of business on April 27, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 373,847,166 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 349,097,166 shares of Class A Common Stock and 24,750,000 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Each share of Class B Common Stock is entitled to 100 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), will be released on or about April 30, 2026 to our stockholders as of the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 23, 2026

This proxy statement and the 2025 Annual Report are available at http://www.proxyvote.com.

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Eric H. Baker, Mark Streams, Sameer Bhargava, Jeffrey Blackburn, Rajini Sundar Kodialam, Jeremy Levine, and Thomas A. Patterson as directors to serve until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

•	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•

FOR the election of each of Eric H. Baker, Mark Streams, Sameer Bhargava, Jeffrey Blackburn, Rajini Sundar Kodialam, Jeremy Levine, and Thomas A. Patterson as directors to serve until the 2027 Annual Meeting, and until their respective successors shall have been duly elected and qualified;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	For THREE YEARS as the recommended frequency of future advisory votes to approve the compensation of our named executive officers.

Information About This Proxy Statement

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because StubHub’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, StubHub is making this proxy statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2026, we mailed to our stockholders the Internet Notice containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials or would like to request householding for this year or future years, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 27, 2026. You are entitled to vote at the Annual Meeting only if you were a holder of our Class A Common Stock or Class B Common Stock at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each outstanding share of Class B Common Stock is entitled to 100 votes on all matters presented at the Annual Meeting. At the close of business on the Record Date, there were 373,847,166 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 349,097,166 shares of Class A Common Stock and 24,750,000 shares of Class B Common Stock.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a broker, bank, or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your broker, bank, or other nominee, along with a voting instruction form if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and the broker, bank, or other nominee is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online during the Annual Meeting, you will need your 16-digit control number included on your Internet Notice or on the instructions that accompanied your proxy materials. Please contact your broker, bank, or other nominee for assistance if you are unable to locate your 16-digit control number.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Who can attend the Annual Meeting?

StubHub has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a StubHub stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/STUB2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” please contact your broker, bank, or other nominee for assistance if you are unable to locate your 16-digit control number. If you do not have your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:00 p.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the Annual Meeting, then either (i) the Chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present online or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in the Company’s Amended and Restated Bylaws until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with brokers, banks or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card or voting instruction form.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail – You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Annual Meeting – If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting will be available 24 hours a day for stockholders of record and will close at 11:59 p.m. Eastern time, on June 22, 2026. To participate in the Annual Meeting, including to vote in advance via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote your shares in advance, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a broker, bank, or other nominee, you will receive instructions on how to vote from the broker, bank, or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain brokers and banks. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” please contact your broker, bank, or other nominee for assistance if you are unable to locate your 16-digit control number. If you do not have your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•	by submitting a timely, duly executed proxy card bearing a later date;

•	by granting a timely, subsequent proxy through the Internet or telephone;

•	by timely submitting written notice of revocation to the Secretary of StubHub at our offices at 175 Greenwich Street, 59th Floor, New York, New York 10007 prior to the Annual Meeting; or

•	by attending the Annual Meeting and voting online at the Annual Meeting.

Any written notice of revocation or later-dated proxy card must be received before the start of the Annual Meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., Eastern time, on June 22, 2026. Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank, or other nominee, or you may vote online at the Annual Meeting using your 16-digit control number.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes, and a representative of The Carideo Group, Inc., our inspector of election, will certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated below under “How does the Board recommend that I vote?” and on page 6 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/STUB2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/STUB2026.

How can I ask questions?

Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/STUB2026 with your 16-digit control number and following the instructions to submit a question.

During the Q&A session of the Annual Meeting, we will address as many stockholder-submitted questions related to the business of the Annual Meeting and that comply with the “Rules of Conduct” as time permits. To allow us to respond to as many questions as possible in the allotted time, we may limit each stockholder to one question. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary of the Annual Meeting in his reasonable judgment.

We reserve the right to exclude questions regarding topics that are not pertinent to matters to be considered by our stockholders at the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Our “Rules of Conduct” will be available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How does the Board recommend that I vote?

The Board recommends that you vote:

•

FOR the election of each of Eric H. Baker, Mark Streams, Sameer Bhargava, Jeffrey Blackburn, Rajini Sundar Kodialam, Jeremy Levine, and Thomas A. Patterson as directors to serve until the 2027 Annual Meeting, and until their respective successors shall have been duly elected and qualified;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	For THREE YEARS as the recommended frequency of future advisory votes to approve the compensation of our named executive officers.

What are the voting requirements for the approval of each proposal and how will abstentions and broker non-votes be treated?

Proposal	Voting Options	Votes required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	FOR ALL, WITHHOLD ALL, or FOR ALL EXCEPT	The plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	FOR, AGAINST, or ABSTAIN	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers	1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, and the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes to approve the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, or the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes to approve the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of directors, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, and the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes to approve the compensation of our named executive officers. If you do not provide your broker with voting instructions and your broker exercises its discretionary voting power to vote on one or more routine items, those items for which your broker cannot vote result in broker non-votes. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and the final results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

We currently have seven directors on our Board. At the Annual Meeting, all of them are to be elected to hold office until the 2027 Annual Meeting and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.

As set forth in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), subject to the rights of the holders of any series of preferred stock to elect directors, prior to the Voting Threshold Date (as defined below), all of the directors shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting. The current terms of each of our directors will expire at the Annual Meeting. “Voting Threshold Date” means 5:00 p.m. Eastern time on the first day falling on or after the date on which the outstanding shares of our Class B Common Stock represent less than a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our Certificate of Incorporation also provides that, subject to the rights of the holders of any series of preferred stock to elect directors, following the Voting Threshold Date, the directors of the Company shall be classified into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board at the Voting Threshold Date is authorized to assign each member of the Board then in office to a class, with such classification taking effect upon the earlier to occur of (i) the conclusion of the first meeting of the Board following the Voting Threshold Date and (ii) the effectiveness of an action of the Board taken without a meeting following the Voting Threshold Date designating each director then serving to a class in accordance with the previous sentence; provided that, if the Voting Threshold Date occurs after the Company’s proxy statement for that year’s annual meeting of stockholders has been filed with the SEC, then at the discretion of the Board, such classification shall take effect immediately following the adjournment of such annual meeting (such time of the effectiveness of the classification of the Board, the “Classification Time”).

The initial Class I directors shall serve for a term expiring at the first annual meeting of stockholders following the Classification Time; the initial Class II directors shall serve for a term expiring at the second annual meeting following the Classification Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Classification Time. At each annual meeting following the Classification Time, the successors of the class of directors whose term expires at such meeting shall be elected to serve a three-year term. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Subject to the rights of the holders of any series of preferred stock to elect directors, (i) prior to the Classification Time, the Board or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Classification Time, the Board or any individual director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of each of the persons whose names and biographies appear below. In the event that any of Eric H. Baker, Mark Streams, Sameer Bhargava, Jeffrey Blackburn, Rajini Sundar Kodialam, Jeremy Levine, and Thomas A. Patterson should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or, alternatively, the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

The current members of the Board who are also nominees for election to the Board as directors are as follows:

Name	Age	Position with StubHub
Eric H. Baker	52	Founder, Chairman and Chief Executive Officer
Mark Streams	53	Executive Vice Chairman, Chief Legal Officer and Director
Sameer Bhargava	52	Director
Jeffrey Blackburn	56	Director
Rajini Sundar Kodialam	58	Director
Jeremy Levine	52	Director
Thomas A. Patterson	60	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the upcoming Annual Meeting are as follows:

Eric H. Baker co-founded StubHub in 2000 and founded viagogo in 2006. He has served as our Chief Executive Officer and Chairman of the Board since 2006. Prior to founding StubHub and viagogo, Mr. Baker worked for McKinsey & Company, a management consulting firm, from 1995 to 1997 and Bain Capital, a private equity firm, from 1997 to 1999. Mr. Baker holds a Bachelor of Arts from Harvard College and received a Master of Business Administration (“MBA”) from Stanford Business School.

Mark Streams was appointed as our Executive Vice Chairman in April 2024. Before being appointed as Chief Legal Officer in July 2025, he served as our General Counsel since 2011. He has been a member of the Board since 2016. Mr. Streams holds a Bachelor of Arts from Duke University and a Juris Doctor from Harvard Law School.

Sameer Bhargava has served on our Board since 2016. Mr. Bhargava has served since September 2022 as Chief Executive Officer of the Asset Solutions Group and Executive Vice President for Clark Construction Group LLC. Mr. Bhargava previously served as Chief Financial Officer and Executive Vice President of Clark Construction from 2016 to 2022. Prior to joining Clark Construction, Mr. Bhargava worked at The Carlyle Group from 2003 to 2016, as a Managing Director in their U.S. Buyout funds and as head of Corporate Development. Prior to joining The Carlyle Group, Mr. Bhargava held a variety of roles at Bain Capital, Advent International, and McKinsey & Company. Mr. Bhargava is a board member of The Economic Club of Washington D.C., part of the Dean’s Leadership Council at Harvard’s Graduate School of Design, and part of the DMV Regional Congress. Mr. Bhargava holds a Bachelor of Arts with honors in Biology from Harvard College and an MBA with distinction from Harvard Business School.

Jeffrey Blackburn has served on our Board since September 2025. He currently serves as Chairman and Chief Executive Officer of Tennis Channel LLC. Prior to Tennis Channel, Mr. Blackburn held various positions at Amazon.com, Inc. for over two decades, and served on its senior executive team for over a decade, including serving as Senior Vice President of Global Media & Entertainment from 2021 to 2023, Senior Vice President of Worldwide Business Development, Advertising & Entertainment from 2007 to 2020, and Vice President of Business & Corporate Development from 2004 to 2006. From March 2021 to May 2021, Mr. Blackburn also served as a general partner and a member of the management committee of Bessemer Venture Partners, a venture capital and private equity firm. From 1995 to 1998, Mr. Blackburn worked as an investment banker at Morgan Stanley and Deutsche Bank. Mr. Blackburn currently serves as a member of the board of directors of Roku, Inc., DoorDash, Inc., and Universal Tennis LLC aka UTR Sports. Mr. Blackburn holds an MBA from Stanford Business School and an AB in government and economics from Dartmouth College.

Rajini Sundar Kodialam has served on our Board since September 2025. Ms. Kodialam is an accomplished entrepreneur, co-founder, Chief Operating Officer, and board director with over 25 years of experience driving sustainable business growth in financial services. Ms. Kodialam is Co-Founder Emerita of Focus Financial Partners, a leading international partnership of independent, fiduciary wealth management firms. Ms. Kodialam served as board member and Chief Operating Officer of Focus Financial Partners (Nasdaq: FOCS) from July 2018 to September 2023 and as Co-Founder & Managing Director from 2006 to 2018. Prior to co-founding Focus, Ms. Kodialam worked at American Express from 1998 to 2005 where she served as a Vice President from 1999 to 2005, managing interactive services for the U.S. Consumer Card and Travel businesses. Prior to joining American Express, Ms. Kodialam was with McKinsey & Company. Ms. Kodialam holds a Bachelor of Arts from Delhi University, India, a Post Graduate Diploma in Management from the Indian Institute of Management, Ahmedabad, and an MBA from the Columbia University Graduate School of Business.

Jeremy Levine has served on our Board since March 2025. Since 2001, Mr. Levine has served as a partner at Bessemer Venture Partners, a venture capital and private equity firm, where his investment experience includes entrepreneurial startups and high growth companies including consumer internet, consumer software, and business software and services. Prior to joining Bessemer, Mr. Levine was Vice President of Operations at Dash.com Inc., an internet software publisher, from 1999 to 2001. Prior to Dash, Mr. Levine was an Associate at AEA Investors from 1997 to 1999. Previously, Mr. Levine was with McKinsey & Company as a management consultant from 1995 to 1997. Mr. Levine currently serves on the board of directors of Shopify, Inc. and several private companies. Mr. Levine previously served on the board of directors of certain other public companies, including but not limited to, Yelp Inc. from 2005 to 2019 and Pinterest, Inc. from 2011 to 2025. Mr. Levine graduated with a Bachelor of Science in Computer Science from Duke University.

Thomas A. Patterson has served on our Board since September 2025. Since 2005, Mr. Patterson has served as a General Partner at Madrone Capital Partners, an investment firm based in Denver, Colorado, where he has focused on investments in founder/family-owned businesses, the emerging middle class abroad, and technology. Prior to joining Madrone, Mr. Patterson was at Weston Presidio, a private equity firm focused on growth equity and leveraged buyout transactions, from 1995 until 2004. Prior to Weston Presidio, Mr. Patterson worked for four years at McKinsey & Company, focused on the financial services and building materials industries. Mr. Patterson currently serves on the board of directors of Castleton Commodities and Teya Holdings Ltd. Mr. Patterson has previously served on the board of directors of StoneCo Ltd., a public financial technology company, from 2018 to 2022, as well as Barry-Wehmiller and Oportun Financial Corp. He is active in environmental conservation and Chairman of the Stanford Natural Capital Alliance Advisory Council. Mr. Patterson holds an MBA from Harvard Business School and an AB in history from Harvard College.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics and Conduct, and charters for our Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics and Conduct in the “Governance Documents” section under “Governance” on our website, https://investors.stubhub.com.

Board Composition

Our Board currently consists of seven members: Eric H. Baker, Mark Streams, Sameer Bhargava, Jeffrey Blackburn, Rajini Sundar Kodialam, Jeremy Levine, and Thomas A. Patterson. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, the number of directors of our Board shall be fixed exclusively by (i) one or more resolutions adopted from time to time by the Board, or (ii) prior to the Voting Threshold Date, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

As set forth in our Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock to elect directors, prior to the Voting Threshold Date, all of the directors shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting. The current terms of each of our directors will expire at the Annual Meeting.

Our Certificate of Incorporation also provides that, subject to the rights of the holders of any series of preferred stock to elect directors, following the Voting Threshold Date, the directors of the Company shall be classified into three classes, designated as Class I, Class II and Class III. The Board at the Voting Threshold Date is authorized to assign each member of the Board then in office to a class, with such classification taking effect at the Classification Time. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The initial Class I directors shall serve for a term expiring at the first annual meeting of stockholders following the Classification Time; the initial Class II directors shall serve for a term expiring at the second annual meeting following the Classification Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Classification Time. At each annual meeting following the Classification Time, the successors of the class of directors whose term expires at such meeting shall be elected to serve a three-year term.

Subject to the rights of the holders of any series of preferred stock to elect directors, (i) prior to the Classification Time, the Board or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Classification Time, the Board or any individual director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Director Independence

Our Board has determined that each of our directors, other than Messrs. Baker and Streams, qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (the “NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships, including affiliations with significant stockholders, as they may relate to us and our management. Based on their roles as executive officers of the Company, Messrs. Baker and Streams do not qualify as independent under NYSE Rules.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines provide that our independent directors shall meet in executive session without non-independent directors or other members of management present on a regularly scheduled basis but no less than twice per year. An independent director chosen by the independent directors will preside at such executive session.

Controlled Company Exemption

Mr. Baker, our Founder, Chairman and Chief Executive Officer, controls more than 50% of our combined voting power. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not plan to establish a nominating and corporate governance committee composed of entirely independent directors as permitted by these exemptions.

Director Candidates

The Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Board may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Board may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Board reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Board for candidates for election as a director. Sameer Bhargava and Rajini Sundar Kodialam were initially recommended to serve on our Board by our Chief Executive Officer, Jeffrey Blackburn and Jeremy Levine were initially recommended to serve on our Board by Bessemer Venture Partners, and Thomas A. Patterson was initially recommended to serve on our Board by Madrone Partners, L.P.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Board, in nominating (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: level of personal and professional integrity, ethics, and values and the ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry, operations and target markets; strength of leadership skills; experience in finance and accounting and/or executive compensation practices; and ability and willingness to commit adequate time to Board and committee matters. In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board, c/o Secretary, StubHub Holdings, Inc., 175 Greenwich Street, 59th Floor, New York, New York 10007. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties, and will respond if and as appropriate. Our Chief Financial Officer (or her designee) is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries to the directors as appropriate. Stockholders who wish to send communications on any topic to the Chairman of the Board, the chairperson of the Audit Committee or Compensation Committee, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Chief Financial Officer, 175 Greenwich Street, 59th Floor, New York, New York 10007.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Financial Officer (or her designee) and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Levine, as Chair, and Mr. Bhargava. No member of our Compensation Committee was an officer or employee of the Company during or prior to 2025 or had any relationship that is required to be disclosed as a transaction with a related person under Regulation S-K Item 404.

During 2025, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination regarding which structure would be in the best interests of our Company. Currently, the roles are combined, with Eric H. Baker serving as Chairman of the Board and Chief Executive Officer. The primary responsibilities of our Chairman of the Board include helping to develop board meeting schedules and agendas; working with other directors to provide the senior leadership feedback on the quality, quantity, and timeliness of the information provided to the Board; presiding over Board meetings; representing the Board in communications with stockholders; providing input on the structure and design of the Board; and performing other duties as the Board may determine from time to time. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders at this time because it promotes unified leadership by Mr. Baker given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board leadership to focus its discussions, review, and oversight of the Company’s strategy, business, and operating and financial performance and allows for a single, clear focus for management to execute such strategy, business, and operating and financial performance goals. While our Board does not have a lead independent director at this time, it engages in best practices such as performing committee and board level assessments. Five of our seven directors are independent under the NYSE Rules. Our Board is comprised of individuals with extensive experience in finance, the digital media and technology industry, and public company management. For these reasons and because of the strong leadership of Mr. Baker, our Board has concluded that our current leadership structure is appropriate at this time.

The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide robust oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions.
Code of Ethics and Conduct
We have a written Code of Ethics and Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Ethics and Conduct in the “Governance Documents” section under “Governance” on our website,
https://investors.stubhub.com
. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Ethics and Conduct.
Insider Trading Compliance Policy and Procedures
The Company has an Insider Trading Compliance Policy and Procedures (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE rules. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Hedging Transactions
Our Insider Trading Policy prohibits all Covered Persons (as defined in the Insider Trading Policy) from hedging transactions involving StubHub’s securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of StubHub’s equity securities.
Attendance by Members of the Board at Meetings
There was one meeting of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not require, but encourage, our directors to attend our annual meeting of stockholders. Given the timing of our initial public offering on September 17, 2025 (the “IPO”), we did not hold an annual meeting of stockholders in 2025.

COMMITTEES OF THE BOARD

Our Board has established two standing committees – the Audit Committee and the Compensation Committee — each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit Committee	Compensation Committee
Eric H. Baker
Mark Streams
Sameer Bhargava	Chair	X
Jeffrey Blackburn	X
Rajini Sundar Kodialam	X
Jeremy Levine		Chair
Thomas A. Patterson

Audit Committee

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm its independence from management;

•	discussing with management and our independent registered public accounting firm our internal control over financial reporting;

•	reviewing and discussing with our independent registered public accounting firm and management the scope and results of their audit;

•	reviewing and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements and related disclosures that we file with the SEC;

•	reviewing our policies on risk assessment and risk management;

•	overseeing our cybersecurity and data privacy risk management program and policies;

•	reviewing and discussing our disclosure controls and procedures;

•	reviewing our Code of Ethics and Conduct;

•	reviewing related person transactions; and

•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Mr. Bhargava, as Chair, and Ms. Kodialam and Mr. Blackburn. Our Board has affirmatively determined that Messrs. Bhargava and Blackburn and Ms. Kodialam each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 and the NYSE rules.

Each member of our Audit Committee meets the financial literacy requirements of the NYSE listing standards. In addition, our Board has determined that each of Messrs. Bhargava and Blackburn and Ms. Kodialam qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board adopted a written charter for the Audit Committee, which is available on our website at https://investors.stubhub.com.

Following the IPO, the Audit Committee met two times in 2025.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance;

•	overseeing the evaluation of our other executive officers and reviewing and setting, or making recommendations, regarding their performance;

•	reviewing and making recommendations to our Board regarding director compensation;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and

•	administering and overseeing our compliance with the compensation recovery policy required by applicable SEC and NYSE rules.

Our Compensation Committee consists of Mr. Levine, as Chair, and Mr. Bhargava. Our Board has determined that Messrs. Bhargava and Levine are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has adopted a written charter for the Compensation Committee, which is available on our website at https://investors.stubhub.com. The composition of our Compensation Committee meets the NYSE requirements for independence under the current listing standards and SEC rules and regulations.

Following the IPO, the Compensation Committee did not meet in 2025.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Whether or not the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees, including out-of-pocket costs, of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to the Company for each of the last two fiscal years for audit services and other services.

Fee Category	2024	2025
Audit Fees(1)	$6,461,800	$7,882,500
Audit-Related Fees(2)	105,000	50,000
Tax Fees(3)	—	20,000
All Other Fees(4)	2,200	2,200

Total	$6,569,000	$7,954,700

(1)

Audit Fees for fiscal year 2025 consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, statutory audit work, issuances of consents, and services normally provided in connection with regulatory filings. This category also includes fees for services incurred by us in connection with our IPO as well as non-recurring transactions in 2025. Audit Fees for fiscal year 2024 consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial information, statutory audit work, as well as fees for services incurred by us in connection with our IPO as well as non-recurring transactions in 2024.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees associated with assessments of our internal controls, and are not reported under “Audit Fees.” For fiscal year 2025, these fees consist of Sarbanes-Oxley (“SOX”)-related assessment. For fiscal year 2024, these fees relate to SOX reviews and segregation of duties assessments.

(3)

Tax Fees consist of fees and related expenses for professional services for domestic and international tax advisory and compliance services. For fiscal year 2025, these fees included IPO transaction cost work. There were no Tax Fees incurred in fiscal year 2024.

(4)

All Other Fees consist of fees and related expenses for products and services other than those described above, including fees to the independent registered public accounting firm or its affiliates for annual subscriptions to disclosure-related tools.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions, pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed by PricewaterhouseCoopers LLP in 2025 and 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Sameer Bhargava (Chair)

Rajini Sundar Kodialam

Jeffrey Blackburn

PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (or the “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal (the “Say-on-Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.

We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of our goals, aligned with stockholders’ interests and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet our objective are provided in the section of this proxy statement titled “Compensation Discussion and Analysis.”

This vote is merely advisory and will not be binding upon us, our Board or the Compensation Committee, nor will it create or imply any change in the duties of us, our Board or the Compensation Committee. The Board and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. As a result, our Board is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of StubHub Holdings, Inc. approve, on an advisory (non-binding) basis, the compensation of StubHub Holdings, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” compensation tables, and related narrative disclosure set forth in StubHub Holdings, Inc.’s definitive proxy statement for the 2026 Annual Meeting of Stockholders.”

As described in more detail below, we are submitting for stockholder consideration at the Annual Meeting a resolution for an advisory vote regarding the frequency at which future advisory votes on executive compensation should be held. Assuming the frequency of every three years is approved by our stockholders, we expect that our next Say-on-Pay Vote (following the Say-on-Pay Vote at this Annual Meeting) will occur at the 2029 Annual Meeting of Stockholders. However, we will evaluate the voting results on Proposal 4 described below, before making this determination.

Recommendation of the Board

The Board unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the recommended frequency (the “Say-on-Frequency Vote”) of future Say-on-Pay votes. We are required to solicit stockholder votes on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently. The first Say-on-Pay Vote will occur at the Annual Meeting. By voting on this proposal, stockholders will indicate whether they prefer that the Company have Say-on-Pay Votes at future annual meetings every one year, every two years, or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board determined that providing a Say-on-Pay Vote every three years is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an advisory vote every three years would allow stockholders to consider the achievement of performance objectives by our executives that focus on mid- to long-term strategies as opposed to immediate results and enable a longer-term assessment of whether compensation is adequately linked to Company performance. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

This Say-on-Frequency Vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future Say-on-Pay Votes.

Recommendation of the Board

The Board unanimously recommends a vote for THREE YEARS as the recommended frequency for future Say-on-Pay Votes.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Eric H. Baker(1)	52	Founder, Chairman and Chief Executive Officer
Connie James	44	Chief Financial Officer
Nayaab Islam	40	President and Chief Product Officer
Artem Yegorov	45	Chief Technology Officer
Mark Streams(1)	53	Executive Vice Chairman, Chief Legal Officer and Director

(1)	See biography on page 10 of this proxy statement.

Connie James has served as our Chief Financial Officer since August 2023. Ms. James joined us from Light & Wonder (NASDAQ: LNW and ASX: LNW), a games and entertainment company, where she worked from January 2020 to August 2023 and most recently served as Chief Financial Officer, Treasurer and Corporate Secretary. From March 2019 to January 2020, Ms. James worked at Cargill, a global agriculture company, where she served as a Corporate Vice President of Finance. Prior to Cargill, she spent seven years at Aristocrat Leisure (ASX: ALL), a gaming and technology company, where she held the role of Chief Financial Officer of the Global Land Based Gaming division. Ms. James also previously served as a member of the board of directors of SciPlay Corporation. Ms. James holds a Bachelor of Science from the University of Nevada, Las Vegas and is a licensed CPA in the State of Nevada.

Nayaab Islam has served as our President since 2022 and as our Chief Product Officer since 2020. He has also served as the Chief Product Officer of viagogo since 2019 and in various other roles at viagogo since August 2007. Mr. Islam holds both a Bachelor of Arts and Master of Arts from the University of Cambridge.

Artem Yegorov has served as our Chief Technology Officer since March 2022. Before joining StubHub, Mr. Yegorov served as Senior Vice President of Research and Development at The Trade Desk, a digital advertising technology company, since March 2014.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for the fiscal year ended December 31, 2025, including the material elements of compensation we paid to, or awarded for the benefit of, our named executive officers and the principles and objectives underlying our compensation decisions. For 2025, our NEOs were as follows:

•	Eric H. Baker, our Founder, Chairman and Chief Executive Officer;

•	Connie James, our Chief Financial Officer;

•	Nayaab Islam, our President and Chief Product Officer;

•	Artem Yegorov, our Chief Technology Officer; and

•	Mark Streams, our Executive Vice Chairman, Chief Legal Officer and Director.

Details of our Compensation Program

Executive Compensation Philosophy and Objectives

Our compensation programs for our named executive officers are designed to help us attract, incentivize and retain highly talented individuals who are committed to our long-term success, while also balancing the long-term interests of our stockholders. In designing and administering our compensation program for our named executive officers, we seek to (i) attract, retain, and motivate executives capable of advancing our strategic and financial objectives and supporting long-term stockholder value creation, (ii) reward executives in a manner aligned with our financial performance to reinforce pay-for-performance outcomes, and (iii) provide a total compensation opportunity that is competitive with the market in which we seek executive talent.

Consistent with these objectives, our key compensation practices include the following:

•

Pay for performance. We emphasize equity compensation as a meaningful component of our executive compensation program, both for our Chief Executive Officer and for our other named executive officers, in order to align the interests of our named executive officers with those of our stockholders.

Determination of Compensation and the Role of Executive Officers in Determining Executive Compensation

Prior to our IPO, our Chief Executive Officer made compensation decisions with respect to our named executive officers, other than with respect to himself, drawing on his experience and knowledge of compensation practices in our industry to establish each named executive officer’s compensation. Our Board made compensation decisions with respect to our Chief Executive Officer based on its members’ experience and knowledge of the compensation practices in our industry.

After our IPO, our Board began to oversee our executive compensation program, and the Compensation Committee became responsible for reviewing and approving, or recommending for approval by the Board, as applicable, the compensation of our NEOs. In connection with compensation decisions for our executive officers (other than the Chief Executive Officer), our Chief Executive Officer provides input and recommendations to the Compensation Committee based on his assessment of individual performance, contributions and responsibilities, as well as his experience and understanding of competitive compensation practices within our industry. The Compensation Committee or Board makes compensation decisions regarding the Chief Executive Officer without the Chief Executive Officer’s participation.

Elements of Our Executive Compensation Program

Our executive compensation program for our named executive officers consists of the following elements:

•	Base salary;

•	Annual cash incentives (bonuses);

•	Equity-based incentive compensation;

•

Severance and other benefits that may become payable upon a termination of employment or a change in control (except for our Chief Executive Officer, who is not eligible for cash severance payments or benefits because he does not have an employment agreement that provides for such payments or benefits); and

•	Health and welfare benefits and certain perquisites and other benefits in certain circumstances.

We design the elements of our compensation program to be flexible and complementary and to operate together to support the objectives described above. We do not maintain formal policies that prescribe a fixed allocation of total compensation among the various elements of compensation; instead, we consider the overall compensation opportunity and mix of compensation elements in light of our objectives, individual roles and performance, and competitive market practices.

2025 Base Salaries

Base salary is intended to provide a competitive, fixed component of compensation that reflects each executive’s role, responsibilities, experience and sustained individual performance. Base salaries for our named executive officers were initially established at the time each executive was hired and are reviewed from time to time in connection with the consideration of the overall compensation opportunity for each executive.

The following table sets forth the base salaries of our named executive officers as of December 31, 2025:

Named Executive Officer	2025 Base Salary
Eric H. Baker	$5,496,039
Connie James	$1,000,000
Nayaab Islam	$3,000,000
Artem Yegorov	$2,500,000
Mark Streams	$2,000,000

Prior to our IPO, Mr. Baker’s and Mr. Islam’s annual base salaries were $2,500,000 and $5,000,000, respectively. In connection with our IPO, our Board increased Mr. Baker’s base salary to $5,496,039 and eliminated his bonus opportunity and certain benefit programs he participated in, and Mr. Islam’s annual base salary was decreased to $3,000,000 pursuant to his employment agreement.

The Compensation Committee may make discretionary adjustments to the base salaries of our named executive officers from time to time based on its evaluation of a range of factors, including the executive’s role and responsibilities, sustained performance, internal pay considerations and competitive market practices.

2025 Bonuses

Annual cash incentive bonuses are intended to provide a variable component of compensation that recognizes individual performance and contributions during the year and supports our retention objectives. The Compensation Committee has discretion to determine whether to award annual bonuses and the amount of any award for each named executive officer. In making these determinations, the Compensation Committee may consider a range of factors, including individual performance, scope of responsibilities, progress against strategic objectives and our overall performance. For executive officers other than the Chief Executive Officer, the Compensation Committee considers recommendations from our Chief Executive Officer; the Compensation

Committee determines any bonus for the Chief Executive Officer without the Chief Executive Officer’s participation.

For 2025, our named executive officers were eligible to receive annual cash incentive bonuses. Certain named executive officers received discretionary annual bonuses, while others had employment agreements providing for guaranteed bonus amounts and IPO-related cash bonuses. On August 12, 2025, Ms. James’ employment agreement was amended to provide for, among other things, a guaranteed annual bonus for 2025 equal to $1,000,000 and an IPO cash bonus, each as described under “—Employment and Severance Arrangements—Employment Agreement with Connie James” below. Ms. James’ 2025 annual bonus payment reflects her guaranteed bonus and an IPO cash bonus. In addition, Mr. Streams had an employment agreement that provided for a guaranteed bonus amount equal to $1,000,000 and an IPO cash bonus, as described under “—Employment and Severance Arrangements—Employment Agreement with Mark Streams” below. Mr. Streams’ 2025 annual bonus payment reflects his guaranteed bonus and $1,000,000 of his IPO cash bonus earned during 2025. Messrs. Islam and Yegorov each received discretionary annual bonus payments.

The bonus amounts paid to our named executive officers for the year ended December 31, 2025 were as follows:

Named Executive Officer	2025 Bonus Amount
Eric H. Baker	$0
Connie James(1)	$2,500,000
Nayaab Islam	$3,000,000
Artem Yegorov	$1,000,000
Mark Streams	$2,000,000

(1)	Excludes $500,000 of the cash bonus payable to Ms. James in connection with the IPO since it required her to remain employed through March 17, 2026 to earn.

The Compensation Committee may make discretionary bonus payments or discretionary adjustments to the annual cash incentive bonuses of our named executive officers from time to time. In 2026, the Compensation Committee awarded Mr. Yegorov a discretionary cash bonus of $1,000,000 as an incentive to remain employed with us during 2026.

2025 Equity Compensation

We view equity compensation as a critical component of our executive compensation program. Equity awards are intended to promote an ownership culture among our executive officers, provide meaningful incentives tied to long-term value creation and align the interests of our executive officers with those of our stockholders. The Compensation Committee administers our equity compensation plans and generally approves equity awards for our executive officers, taking into account a range of factors it deems relevant, which may include the executive’s role and responsibilities, sustained performance, expected future contributions, existing equity holdings, retention considerations and competitive market practices. We do not maintain a formal policy that prescribes the number of equity awards to grant to any executive officer in any particular year.

In 2025, our Board granted Mr. Streams an award of 51,815 restricted stock units (“RSUs”), which vest in 12 equal monthly installments beginning on July 1, 2025. Our Board also granted Mr. Streams an award of 42,553 RSUs in 2025, which will vest in full on the first anniversary of the IPO.

Our Board determined that our other NEOs were adequately compensated with equity awards granted in prior years and did not approve any new equity grants for our other NEOs during 2025. In addition, in January 2025, we cancelled 38,860 unvested RSUs held by Mr. Yegorov for no consideration.

Other Elements of Compensation

Employee Perquisites

Our Board provides for perquisites and other benefits when it determines that such perquisites or benefits are necessary or appropriate to attract, retain or incentivize our named executive officers.

During 2025, Mr. Baker received the following perquisites and benefits: (i) $37,717 for supplemental health benefits, (ii) $55,000 for tax and estate planning costs, (iii) $110,000 for child-care expenses, (iv) $88,000 for private school tuition and (v) $325,026 for tax gross-up payments.

Based upon the recommendation and approval of the Compensation Committee, the Company also maintains a comprehensive security program for Mr. Baker to address the Company’s security requirements. In selecting the level and form of protection, the Compensation Committee considered the recommendation of independent security consultants engaged by the Company to perform a security study of the business-oriented security concerns related to our Chief Executive Officer and other executives. The security program includes the implementation and maintenance of security systems and protocols at Mr. Baker’s personal residences and a requirement that Mr. Baker use private air travel to the extent practicable, provided, that Mr. Baker is required to reimburse the Company for any amount that would otherwise be imputed as income to him under applicable tax rules. The Compensation Committee believes that costs associated with this security program are reasonable and for the Company’s benefit, and that they are a necessary and appropriate business expense. However, we have reported certain costs to the Company of these services in the “All Other Compensation” column of the Summary Compensation Table below.

Pursuant to his employment agreement, Mr. Islam is entitled to receive a housing allowance of $10,000 per month for his residence in London. During 2025, we paid Mr. Islam $120,000 in housing allowance.

Under his offer letter, Mr. Yegorov is entitled to receive supplemental health benefits covering up to $25,000 of medical and health care costs and expenses and an annual physical for himself and his spouse. We also gross up any taxes incurred by Mr. Yegorov in connection with the foregoing perquisite. In 2025, Mr. Yegorov received $76,950 for supplemental health benefits, which exceeded the $25,000 cap provided under his offer letter, and $82,019 for tax gross-up payments.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life and AD&D insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions to eligible participants. Currently, we match contributions made by participants in the 401(k) plan up to 4% of eligible compensation, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employment and Severance Arrangements

As of December 31, 2025, we were party to employment agreements or offer letters with each of our named executive officers other than Mr. Baker. We are not currently party to an offer letter or employment agreement with Mr. Baker.

Employment Agreement with Connie James

In 2023, we entered into an employment agreement with Ms. James in connection with her commencement of employment with us, which was amended on August 12, 2025 and March 3, 2026. Ms. James’ employment agreement, as amended, provides for her to receive an annual base salary of at least $1,000,000 in 2025, $1,250,000 in 2026 and $1,375,000 in 2027. The agreement further provides that her annual bonus will be guaranteed to be $1,000,000 for 2025, $1,250,000 for 2026 and $1,500,000 for 2027 and thereafter. Ms. James’ employment agreement provides that she will be eligible to participate in our benefit plans applicable to employees generally, as well as the same medical and health care insurance plan coverage provided to other of our senior executives (excluding our Chief Executive Officer and President).

The employment agreement also provided for Ms. James to be granted 400,000 RSUs that vest based on the satisfaction of two requirements—a service-based requirement and a liquidity event requirement. The liquidity event requirement was satisfied in connection with the completion of our IPO. The service-based requirement will be satisfied as to 25% of the RSUs on the first anniversary of the commencement of her employment with us and, thereafter, the service-based requirement will be satisfied in substantially equal quarterly installments over three years, in each case, subject to her continued service to us. The employment agreement also provided for Ms. James to be granted 125,000 RSUs, with 50% of the RSUs having vested upon the completion of our IPO and the remaining RSUs vesting in equal quarterly installments over the subsequent two years, in each case, subject to Ms. James’ continued service to us.

In addition, the employment agreement provides for Ms. James to be granted 22,190 RSUs that vest based on the satisfaction of a service-based requirement and liquidity event requirement. The liquidity event requirement was satisfied in connection with the completion of our IPO. The service-based requirement was satisfied on the first anniversary of Ms. James’ commencement of employment with us. Ms. James’ employment agreement, as amended, also provides for a $2,000,000 cash bonus payable to Ms. James in connection with our IPO in the following installments: $1,000,000 upon the second public filing of the Company’s registration statement with the SEC, $500,000 on the date of pricing of our IPO, and $500,000 on the six-month anniversary of such date, subject to her continued employment on each such date. In addition, the amended employment agreement provided that, so long as Ms. James remained employed through the applicable payment date, Ms. James would be eligible to receive a $250,000 cash bonus for each of 2025, 2026 and 2027, if, as of December 15 of each such year, no listing event had occurred. Because our IPO was completed prior to December 15, 2025, Ms. James was not eligible to receive this bonus for 2025 or any subsequent year.

As in effect for 2025, the employment agreement provided that, in the event that Ms. James is terminated by us without cause or due to her resignation for good reason (as these terms are defined in the employment agreement), she will be entitled to receive: (i) continued payment of her base salary for a period of nine months after her termination date, (ii) a pro rata portion of her annual bonus (based on the number of days employed during the applicable year) , (iii) Company-paid COBRA premiums for up to nine months after her termination (provided that Ms. James does not become eligible to participate in a new employer’s health care plan during such nine-month period) and (iv) continued time-based vesting of her equity awards in accordance with her equity award agreements.

As amended in 2026, the employment agreement provides that, in the event that Ms. James is terminated by us without cause or due to her resignation for good reason (as these terms are defined in the employment agreement), she will be entitled to receive: (i) a cash payment equal to $1 million, payable in equal ratable installments in accordance with the Company’s payroll practices over a 12-month period, (ii) if Ms. James’s termination date occurs on or before December 31, 2026, continuation of base salary payments from the date of termination through January 1, 2027, (iii) a pro rata portion (or, solely for a termination of employment occurring during 2026, the full amount) of Ms. James’s guaranteed bonus for the year of termination, (iv) Company-paid COBRA premiums for up to nine months after her termination date (provided that Ms. James (x) does not become eligible to participate in a new employer’s health care plan or (y) ceases to be eligible for COBRA for any reason, in each case during such nine- month period), (v) full accelerated vesting of the RSUs granted to Ms. James on August 28, 2023 and, for all other outstanding equity awards, two quarters of accelerated vesting (or, solely for a termination occurring during 2026, accelerated vesting to the extent such awards would have vested had employment continued through June 30, 2027), and (vi) continued vesting of her equity awards in accordance with her equity award agreements.

Ms. James is required to sign a release of claims in favor of us as a condition to receiving the severance payments and benefits. In connection with the execution of her employment agreement, Ms. James also entered into a Confidentiality, Restricted Covenant and Intellectual Property Agreement.

Employment Agreement with Nayaab Islam

In 2018, we entered into an employment agreement with Mr. Islam, which agreement has since been amended. Mr. Islam’s employment agreement, as amended, provides for an annual base salary of $5,000,000, effective January 1, 2023, which annual base salary was reduced to $3,000,000, effective in connection with our IPO. The agreement further provides that his annual incentive bonus will be guaranteed to be $5,000,000, except that no guaranteed bonus is payable for a performance year (or any performance year thereafter) ending on or after the completion of our IPO.

The employment agreement provides that, in the event that Mr. Islam is terminated by us without cause or due to his resignation for good reason prior to a change in control (as these terms are defined in the employment agreement), he will be entitled to receive: (i) continued payment of his base salary for a period of 12 months after his termination date and (ii) the next guaranteed annual bonus after his termination date, payable at the time the guaranteed bonus would otherwise have been paid. If he is terminated by us without cause or due to his resignation for good reason upon or during the 18-month period after a change in control, he will also receive accelerated vesting of continued service vesting requirements of his then-outstanding RSU awards and, if such change in control is a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payments described in clauses (i) and (ii) above will be paid in cash in a lump sum on the 60th day after his termination. In the event Mr. Islam is terminated due to his death or Disability (as defined in his employment agreement), he will be entitled to receive: (a) continued payment of his base salary for a period of six months after his termination date and (b) a pro rata portion of his next guaranteed annual bonus after his termination date (based on the number of days employed during the applicable year), payable at the time the guaranteed bonus would otherwise have been paid. Mr. Islam is required to sign a release of claims in favor of us as a condition to receiving the severance payments and benefits. If, within 90 days after his termination date, we discover grounds constituting cause existed before his termination, Mr. Islam’s right to receive the severance payments and benefits will immediately cease and be forfeited, and he will be required to repay any severance payments and benefits previously paid to him.

The agreement further provides that, for each of the 2024, 2025, 2026 and 2027 calendar years, Mr. Islam may elect to sell (the “Islam Sale Right”) up to 666,665 shares of our common stock (the “put shares”) held by him or underlying vested stock options to a third-party buyer and, if a third-party buyer does not purchase the shares, we are required to purchase the shares up to a purchase price of $20,000,000 per year (referred to as the “annual baseline”). If proceeds from Mr. Islam’s sale of shares to a third-party buyer in any one year exceed the annual baseline, the annual baseline for the next year will be reduced by such excess amount. We may satisfy our portion of the annual baseline by purchasing the number of remaining put shares elected by us, by paying Mr. Islam a cash bonus or a combination of the two. We may make the cash payment in a cash lump sum or in four quarterly installments, with interest. If we do not timely make the full cash payment or any quarterly payment, Mr. Islam may resign for good reason under his employment agreement. The Islam Sale Right terminated in connection with the completion of our IPO. Mr. Islam did not elect to sell shares pursuant to the Islam Sale Right prior to its termination.

Mr. Islam’s employment agreement provides that he will be eligible to participate in our benefit plans applicable to employees generally. He is also entitled to receive the perquisites and additional benefits described above under “—Other Elements of Compensation—Employee Perquisites.”

Mr. Islam’s annual base salary was increased to $3,250,000, effective January 1, 2026, pursuant to the Compensation Committee’s approval.

Letter Agreements with Artem Yegorov

In February 2022, we entered into an offer letter with Mr. Yegorov that provided for Mr. Yegorov to serve as our Senior Vice President of Engineering and Chief Technology Officer. Under Mr. Yegorov’s offer letter, he is entitled to be paid an annual base salary of $1,500,000 and to receive certain previously paid sign-on bonuses. Mr. Yegorov’s offer letter also provided for Mr. Yegorov to be granted RSUs having a value of $25,000,000. The RSUs vest based on the satisfaction of two requirements—a service-based requirement and a liquidity event requirement. The liquidity event requirement was satisfied in connection with the completion of our IPO. The service-based requirement will be satisfied over four years, with 20% satisfied on March 14, 2023 and the remainder satisfied in substantially equal quarterly installments over the subsequent three years, in each case, subject to continued service to us. Mr. Yegorov’s offer letter also provides for Mr. Yegorov to receive supplemental health benefits covering up to $25,000 of medical and health care costs and expenses and an annual physical for himself and his spouse. Under the offer letter, Mr. Yegorov was obligated to enter into a Confidentiality, Restricted Covenant and Intellectual Property Agreement.

On June 13, 2025, we entered into a letter agreement with Mr. Yegorov regarding a one-time discretionary bonus of $1,000,000 to be paid to Mr. Yegorov no later than June 30, 2025 in connection with his performance and contributions to the Company in 2025. Further, on July 1, 2025, we entered into a second letter agreement with Mr. Yegorov pursuant to which his annual base salary was increased to $2,500,000, retroactive to January 1, 2025.

Employment Agreement with Mark Streams

In August 2025, we entered into a new employment agreement with Mr. Streams with an effective date of July 1, 2025, which superseded and replaced his prior employment agreement with us from October 2023. Mr. Streams’ employment agreement provides for an annual base salary of $2,000,000, and provides that his annual incentive bonus will be guaranteed to be $1,000,000. Following the listing of our Class A Common Stock in connection with our IPO, the annual bonus may be paid in either cash or in shares of our Class A Common Stock.

The employment agreement provides for Mr. Streams to be granted 51,815 RSUs that vest based on the satisfaction of two requirements—a service-based requirement and a liquidity event requirement. The liquidity event requirement was satisfied in connection with the completion of our IPO. The service-based requirement will be satisfied as to 1/12th of the RSUs at the end of each calendar month commencing on July 1, 2025, subject to Mr. Streams’ continued service to us. If Mr. Streams’ service is terminated by us without cause or by Mr. Streams for good reason (as these terms are defined in his employment agreement), any then-unvested RSUs that would have otherwise satisfied the service-based requirement during the nine months following his service termination date will be deemed to satisfy the service-based requirement.

Commencing on July 1, 2026, and on an annual basis thereafter on each following July 1, we will elect to either (i) grant Mr. Streams a $2,000,000 cash retention award that is paid in equal installments on the last day of each calendar month over the following 12-month period, subject to his continued employment through the applicable payment date or (ii) grant Mr. Streams RSUs with an aggregate grant date fair value of $2,000,000, which will vest as to 1/12th of the RSUs over the following 12-month period, subject to his continued service through the applicable vesting date, and will be subject to substantially the same terms as those described in the immediately preceding paragraph with respect to the 2025 grant of RSUs to Mr. Streams.

The employment agreement provides for a $2,000,000 cash bonus payable to Mr. Streams in connection with our IPO in the following installments: $1,000,000 on the date of pricing of our IPO (which occurred prior to January 15, 2027) and $1,000,000 on the 12-month anniversary of such pricing date, subject to his continued employment on each such date. Because the date of pricing of our IPO occurred before January 15, 2027, Mr. Streams was granted, in lieu of the second installment of the cash bonus, RSUs with an aggregate grant date fair value of $1,000,000 (the “IPO RSUs”), which will vest on the 12-month anniversary of the date of pricing of our IPO, subject to his continued employment. In addition, the employment agreement provides that Mr. Streams will be eligible to receive a $500,000 cash bonus in the following installments: $250,000 on the date a General Counsel commences employment with us, subject to Mr. Streams’ continued employment with us through the payment date, and $250,000 on the date that is 12 months following the date a General Counsel commences employment with us.

The employment agreement provides that, in the event that Mr. Streams is terminated by us for any reason other than due to disability or for cause or Mr. Streams resigns for good reason (as these terms are defined in the employment agreement), he will be entitled to receive: (i) continued payment of his base salary for a period of nine months after his termination date, (ii) a pro rata portion of his next guaranteed annual bonus after his termination date (based on the number of days employed during the applicable year), (iii) Company-paid COBRA premiums for up to nine months after his termination (provided that Mr. Streams does not become eligible to participate in a new employer’s health care plan during such nine-month period), (iv) accelerated vesting of a portion of the 51,815 RSUs promised under his employment agreement, as described above, and (v) if any IPO RSUs are outstanding, a pro rata portion of such IPO RSUs shall vest based on the number of days in the 12-month period following the date of pricing of our IPO during which Mr. Streams was employed by us. As a condition to receiving the severance payments and benefits, Mr. Streams is required to sign a release of claims in favor of us and to continue to comply with certain restrictive covenants.

The employment agreement further provides that, for each of the 2027, 2028, 2029 and 2030 calendar years, Mr. Streams may elect to sell (the “Streams Sale Right”) up to 240,000 shares of our common stock (the “put shares”) held by him to a third-party buyer and, if a third-party buyer does not purchase the shares, we are required to purchase the shares up to a purchase price of $6,000,000 per year (referred to as the “annual baseline”). If proceeds from Mr. Streams’ sale of shares to a third-party buyer in any one year exceed the annual baseline, the annual baseline for the next year will be reduced by such excess amount. We may satisfy our portion of the annual baseline by purchasing the number of remaining put shares elected by us, by paying Mr. Streams a cash bonus or a combination of the two. If we do not timely make the full cash payment, Mr. Streams may resign for good reason under his employment agreement. The Streams Sale Right terminated in connection with the completion of our IPO.

Mr. Streams’ employment agreement provides that he will be eligible to participate in our benefit plans applicable to employees generally, as well as the same medical and health care insurance plan coverage provided to other of our senior executives (excluding our Chief Executive Officer and President).

See “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for information regarding benefits under the employment agreements for each of our named executive officers other than Mr. Baker.

Compensation Policies
Clawback Policy
In connection with the completion of our IPO, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), that implements the clawback rules promulgated by the SEC and the NYSE. The Clawback Policy applies to our current and former executive officers and subjects their incentive-based compensation received on or after the completion of our IPO to clawback in the event we are required to prepare an accounting restatement to correct its material noncompliance with any financial reporting requirement under U.S. securities laws. In these circumstances, the Clawback Policy requires us to recover, reasonably promptly, the portion of incentive-based compensation that is deemed to have been erroneously awarded, unless our Compensation Committee (which administers the policy) determines that recovery would be impracticable and that one or more of the allowable impracticability conditions under SEC rules has been met. Recovery is required whether or not the applicable officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. In addition to these requirements, the Clawback Policy continues to provide the Compensation Committee with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of compensation under our equity incentive awards.
Each of our executive officers has agreed to the terms of the Clawback Policy and acknowledged that their compensation may be subject to reduction, cancellation, forfeiture and/or recoupment as required thereby.
Practices Related to the Timing of Grants of Certain Equity Awards
We generally do not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”) or time the release of MNPI for the purpose of affecting the value of executive compensation. If MNPI becomes known to our Compensation Committee before granting an equity award, our Compensation Committee would use its business judgment to determine the amount and timing of such award. We did not grant option awards or similar option-like instruments to our NEOs in 2025. Accordingly, during 2025, we did not grant stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses MNPI.
Section 280G/Section 4999 Policy
We do not provide any tax
gross-ups
to cover excise taxes under Section 4999 in connection with a change in control or otherwise.
Tax and Accounting Considerations
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to all former and current named executive officers. Our Board and our Compensation Committee may, in its judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when it believes that such payments are appropriate to attract, retain and reward executive talent.
Section 409A of the Code imposes additional taxes on certain non-qualified
deferred compensation arrangements that do not comply with its requirements. We have and will continue to endeavor to structure our compensation arrangements to be exempt from or comply with Section 409A of the Code so as to avoid the adverse tax consequences associated therewith. We have not provided any executives or other employees with any gross-up
in connection with Section 409A of the Code.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The Compensation Committee takes into account the expense taken under FASB ASC Topic 718 when determining equity grants.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Compensation Committee:

Jeremy Levine, Chair

Sameer Bhargava

Executive Compensation Tables

2025 Summary Compensation Table

The following table contains information about the compensation earned by each of our named executive officers during the year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(4)	Total ($)
Eric H. Baker	2025	3,354,321	—	—	—	1,171,960	4,526,281
Founder, Chairman & Chief Executive Officer	2024	2,500,000	2,500,000	61,945,280	—	496,039	67,441,319

Connie James	2025	1,000,000	2,500,000	—	—	14,000	3,514,000
Chief Financial Officer	2024	1,000,000	750,000	—	—	13,800	1,763,800
Nayaab Islam	2025	4,426,282	3,000,000	—	—	120,000	7,546,282
President and Chief Product Officer	2024	5,000,000	5,000,000	—	1,491,450	124,000	11,615,450
Artem Yegorov	2025	2,500,000	1,000,000	—	—	158,969	3,658,969
Chief Technology Officer	2024	1,500,000	1,500,000	—	—	24,713	3,024,713
Mark Streams	2025	2,000,000	2,000,000	3,041,507	—	—	7,041,507
Executive Vice Chairman & Chief Legal Officer	2024	2,000,000	1,000,000	536,283	—	—	3,536,283

(1)

Amounts reflect the actual salary earned by each of our named executive officers during the year ended December 31, 2025. For Messrs. Baker and Islam, the base salary reported reflects a blended amount resulting from a mid-year adjustment to the applicable annual base salary rate. Pursuant to Mr. Islam’s employment agreement, as amended, Mr. Islam was entitled to receive an annual base salary of $5,000,000, effective January 1, 2023. In connection with our IPO, Mr. Islam’s annual base salary was reduced to $3,000,000 in accordance with the terms of his employment agreement. The amount reported in the table reflects the aggregate base salary earned at both rates during 2025. Prior to our IPO, Mr. Baker was entitled to receive an annual base salary of $2,500,000. In connection with our IPO, Mr. Baker’s annual base salary was increased to $5,496,039. The amount reported in the table reflects the aggregate base salary earned at both rates during 2025.

(2)	Amounts reflect discretionary annual bonus payments made to Messrs. Islam and Yegorov for 2025 and guaranteed annual bonus and IPO cash bonus payments made to Ms. James and Mr. Streams.
(3)

None of our named executive officers other than Mr. Streams received equity awards during the year ended December 31, 2025. Amounts for Mr. Streams reflect the full grant date fair value of stock awards granted during the year ended December 31, 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by Mr. Streams in respect of such stock awards. We provide information regarding the assumptions used to calculate grant date fair value in Note 17 to our audited consolidated financial statements attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

(4)	All other compensation for the year ended December 31, 2025 included the following:

Name	401(k) Contribution Match ($)	Private School Tuition ($)	Childcare ($)	Health Benefits ($)	Housing Allowance ($)	Tax and Estate Planning Costs	Security Costs ($)(a)	Personal Private Air Travel Costs ($)(b)	Tax Gross-Up Payments ($)	Total ($)
Eric H. Baker	—	88,000	110,000	37,717	—	55,000	459,134	97,083	325,026	1,171,960
Connie James	14,000	—	—	—	—	—	—	—	—	14,000
Nayaab Islam	—	—	—	—	120,000	—	—	—	—	120,000
Artem Yegorov	—	—	—	76,950	—	—	—	—	82,019	158,969
Mark Streams	—	—	—	—	—	—	—	—	—	—

(a)

The amount reported includes costs incurred by the Company for security services and equipment mandated by our Compensation Committee following its review of security studies prepared by third party consultants. While we believe that a large portion of the costs are business expenses, we have included the total costs incurred by the Company out of an abundance of caution.

(b)	The amount reported represents the portion of personal private air travel costs incurred by the Company that were not otherwise reimbursed by Mr. Baker.

Grants of Plan-Based Awards in 2025

The following table provides supplemental information relating to grants of plan-based awards made during the year ended December 31, 2025 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during the year ended December 31, 2025.

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(3)
Mark Streams	9/4/2025	(1)	51,815	2,041,511
	9/16/2025	(2)	42,553	999,996

(1)	Represents RSUs granted to Mr. Streams, which vest in 12 equal monthly installments beginning on July 1, 2025.
(2)	Represents RSUs granted to Mr. Streams, 100% of which will vest in full on the first anniversary of our IPO.
(3)

These amounts reflect the full grant date fair value of RSUs granted to Mr. Streams, in each case, during the year ended December 31, 2025, computed in accordance with ASC Topic 718. We provide information regarding the assumptions in Note 17 to our audited consolidated financial statements attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

Outstanding Equity Awards at 2025 Year-End

The following table summarizes the number of shares of common stock subject to outstanding equity awards for each named executive officer as of December 31, 2025.

	Option Awards							Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Eric H. Baker			739,316			0.55	7/1/2026
					9,195,210	6.05	5/1/2028
			500,000			8.00	5/1/2028
	9/16/2025	(3)						1,881,715	25,459,604
										6,960,483	(1)	94,175,335
Connie James	8/28/2023	(4)						150,000	2,029,500
	9/16/2025	(5)						54,685	739,888
Nayaab Islam			957,135			6.05	12/17/2028
			1,100,000			6.05	12/17/2028
					435,000	6.05	12/17/2028
	1/1/2022	(6)						697,580	9,438,257
										5,200,000	(1)	70,356,000
Artem Yegorov	3/14/2022							37,031	501,029
Mark Streams			500,000			6.05	12/17/2028
										250,000	(1)	3,382,500
	7/1/2025	(7)						25,920	350,698
	9/16/2025	(8)						42,553	575,742

(1)

Amounts vest upon the achievement of certain stock price thresholds for our Class A Common Stock between $36.00 to $151.80 measured based on a 30-day volume-weighted average of our stock price or upon our achievement of certain gross merchandise sales goals.

(2)

Amounts are calculated by multiplying the number of shares shown in the table by $13.53 per share of our Class A Common Stock underlying the RSUs, which our Board determined equaled fair market value of such Class A Common Stock as of December 31, 2025.

(3)	Represents RSUs that vest in equal monthly installments through the fifth anniversary of the vesting commencement date, subject to continued service.
(4)	Represents RSUs that vest in equal quarterly installments through the fourth anniversary of the vesting commencement date, subject to continued service.
(5)	Represents RSUs that vest in equal quarterly installments through the second anniversary of the vesting commencement date, subject to continued service.
(6)	483,870 RSUs vest in equal monthly installments through December 31, 2026 and 213,710 RSUs vest on December 31, 2026, in each case, subject to continued service.
(7)	Represents RSUs that vest in equal monthly installments through the first anniversary of the vesting commencement date, subject to continued service.
(8)	Represents RSUs that vest on the first anniversary of the vesting commencement date, subject to continued service.

Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Eric H. Baker	2,051,157	(2)	47,042,044
Connie James	342,505	(3)	7,426,135
Nayaab Islam	3,852,420	(4)	89,211,318
Artem Yegorov	551,779		12,613,160
Mark Streams	512,575	(5)	11,904,146

(1)	Value realized on vesting calculated by multiplying the number of RSUs that vested by the closing trading price of a share of our Class A Common Stock on the vesting date.
(2)

Of the total RSUs reported, the settlement of 420,299 RSUs were deferred and remained unsettled as of December 31, 2025. Of these, 33,605 RSUs vested in December 2025 and settled in January 2026. The remaining 386,694 shares vested on September 16, 2025 and will settle in two equal tranches on or about March 15, 2026 and June 13, 2026, in accordance with their terms.

(3)	Of the total RSUs reported, 25,000 RSUs vested in December 2025 and settled in January 2026.
(4)	Of the total RSUs reported, 40,325 RSUs vested in December 2025 and settled in January 2026.
(5)	Of the total RSUs reported, 4,320 RSUs vested in December 2025 and settled in January 2026.

Nonqualified Deferred Compensation in 2025

Name	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Balance at December 31, 2025 ($)(2)
Eric H. Baker	9,541,985	5,686,645
Connie James	338,250	338,250
Nayaab Islam	545,597	545,597
Artem Yegorov	—	—
Mark Streams	58,450	58,450

(1)

The amounts reported represent the aggregate value of RSUs that had vested but had not yet been settled as of the applicable vesting date, calculated based on the closing trading price of our common stock multiplied by the number of vested RSUs that remained unsettled as of such date. Accordingly, the reported values reflect the market value of the underlying shares as of the applicable vesting date and do not represent amounts that have been paid to or realized by the named executive officers. The actual value received upon settlement will depend on the market price of our common stock on the applicable settlement date, which may be higher or lower than the applicable vesting date closing trading price.

(2)

The amounts reported represent the aggregate value of RSUs that had vested but had not yet been settled as of December 31, 2025, calculated based on the closing trading price of our common stock multiplied by the number of vested RSUs that remained unsettled as of such date. Accordingly, the reported values reflect the market value of the underlying shares as of the last trading day of the fiscal year and do not represent amounts that have been paid to or realized by the named executive officers. The actual value received upon settlement will depend on the market price of our common stock on the applicable settlement date, which may be higher or lower than the December 31, 2025 closing trading price.

Pay Versus Performance
The following table sets forth information concerning the compensation actually paid to our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation actually paid to our other non-PEO
NEOs
(“Non-PEO
NEOs”), as well as certain financial performance measures of our company. The amounts shown for “compensation actually paid” have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized or received by any of our named executive officers. The table includes adjustments as described in the footnotes and also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income (loss) and our company-selected measure, which is Gross Merchandise Sales (“GMS”). Our IPO occurred in September 2025, and we do not present information for years prior to when we became a public reporting company. The information contained in this “Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income (Loss) ($)	GMS ($) (4)
							(in thousands)
2025	4,526,281	(574,965,865)	5,440,189	(77,107,417)	61.50	105.61	(1,905,934)	9,160,547

(1)
Amounts represent compensation actually paid to our PEO, Eric H. Baker, and the average compensation actually paid to our Non-PEO NEOs, Connie James, Nayaab Islam, Artem Yegorov and Mark Streams, for 2025. Compensation actually paid to our NEOs represents the “T ot
al” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025
Adjustments	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	—	(760,377)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	231,610
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	116,792
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(529,547,946)	(61,430,375)

	2025
Adjustments	PEO	Average Non-PEO NEOs
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(32,132,616)	(20,330,257)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(17,811,584)	(374,999)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Total Adjustments	(579,492,146)	(82,547,606)

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end
date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards (excluding any market-based awards), the same valuation methodology as RSU awards above except that the year-end
values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; (iii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end
date(s), which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for the applicable period; and (iv) for stock options, a Black-Scholes value as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award, and in all cases based on volatility and risk-free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For fiscal year 2024, certain RSU and stock option awards held by our NEOs contained performance-based vesting conditions requiring the occurrence of a qualifying liquidity event, including a qualified initial public offering. Because the Company’s IPO was not consummated until September 2025, these performance conditions were not considered probable of achievement as of December 31, 2024 under ASC 718, and accordingly no stock-based compensation expense was recognized with respect to such awards during fiscal year 2024. The fair values of these awards reflected in the table above and the related adjustments from fiscal year 2024 have been determined assuming the subsequent satisfaction of the liquidity event condition upon the Company’s IPO in September 2025. For additional information on the assumptions used to calculate the valuation of the awards, see the notes to our consolidated financial statements attached to our Annual Report on
Form 10-K
for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

(3)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P 500 IT Index, which we also use in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report on
Form 10-K
for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026. This column assumes $100 was invested in this peer group on September 17, 2025 (the date our Class A Common Stock commenced trading on the NYSE).

(4)
GMS represents the total dollar value paid by buyers for ticket transactions and fulfillment. GMS includes fees we charge buyers and sellers that can vary by transaction, as well as the net proceeds we remit to sellers. Our definition of GMS does not include applicable sales, value-added and other indirect taxes, shipping costs and the impact of discounts and coupons as well as event cancellations or expected cancellations after the initial transaction on our platform.

Relationship Between Financial Performance Measures
As described in more detail in the “
Compensation Discussion and Analysis
” section, our executive compensation program reflects a variable pay-for-performance
philosophy. While we use several performance measures to align executive compensation with StubHub performance, not all of them need to be presented in the table above. Below is a narrative description of the relationship between PEO CAP,
Non-PEO
CAP, TSR and GMS described in the table above, as required by Item 402(v) of Regulation
S-K.
In accordance with SEC rules, StubHub provided information regarding the net loss of $1,905.9 million in 2025 and GMS of $9,160.5 million in 2025 in the table above. The ongoing relationship between these financial measures and CAP for our PEO ($(575.0) million in 2025) and the average CAP for our
Non-PEO
NEOs ($(77.1) million in 2025) will evolve as we build history as a public company.
The 2025 CAP for our PEO of $(575.0) million is lower than the Summary Compensation Table figure of $4.5 million, and the average CAP for our
Non-PEO
NEOs of $(77.1) million is lower than the Summary Compensation Table average of $5.4 million. The primary cause of these differences is the change of our stock price since our IPO. Our TSR declined from September 17, 2025 (the first trading day of StubHub’s stock) through December 31, 2025 ($61.50 as of fiscal year 2025 end), while our Peer Group TSR increased over the same period ($105.61 as of fiscal year 2025 end).
Key Performance Measures
The following is an unranked list of financial performance measures that we consider the most important for linking company performance and compensation actually paid to our NEOs for the fiscal year ended December 31, 2025: GMS, Adjusted EBITDA and Free Cash Flow.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our named executive officers upon a change in control or in connection with certain terminations of employment, assuming the change in control or termination event occurred on the last day of the year ended December 31, 2025.

Certain of our named executive officers hold RSUs that vest based on the satisfaction of both a liquidity event requirement and either a requirement to provide continued service or the achievement of certain performance goals. For RSU awards for which the liquidity event requirement had not already been satisfied in connection with our IPO, such requirement will be satisfied in connection with a change in control. The following table quantifies the value of the RSUs that would have vested if a change in control had occurred on December 31, 2025, irrespective of a termination of employment (other than as a result of death or disability), using $13.53 per share of Class A Common Stock underlying the stock options and RSUs, which our Board determined equaled fair market value of such Class A Common Stock as of December 31, 2025.

Name	Number of RSUs Vesting Upon CIC (#)	Value of RSUs Vesting Upon CIC ($)
Eric H. Baker	580,040	7,847,941
Connie James	—	—
Nayaab Islam	52,141	705,468
Artem Yegorov	—	—
Mark Streams	—	—

We have entered into an employment agreement with each of Ms. James, Mr. Islam and Mr. Streams that provides for severance payments and benefits upon certain terminations of employment, subject to delivering a release of claims against us. See descriptions above under “Compensation Discussion and Analysis—Employment and Severance Arrangements.”

The table below quantifies the amount payable to each named executive officer upon certain terminations of employment as of December 31, 2025. Mr. Yegorov was not entitled to any payment, vesting acceleration or other benefit in the event his employment had terminated for any reason as of December 31, 2025.

Name	Termination as a Result of Death or Disability Apart from CIC ($)(1)	Termination without Cause or for Good Reason Apart from CIC ($)(2)	Termination as a Result of Death or Disability Following a CIC ($)(3)	Termination without Cause or Resignation for Good Reason Following a CIC ($)(4)
Eric H. Baker
RSU Acceleration(5)	23,186,429	—	65,042,133	41,855,704
TOTAL	23,186,429	—	65,042,133	41,855,704
Connie James
Cash Severance	—	750,000	—	750,000
Pro Rata Bonus	—	1,000,000	—	1,000,000
RSU Acceleration(6)	—	443,919	—	443,919
COBRA Subsidy(7)	—	41,805	—	41,805
TOTAL	—	2,235,724	—	2,235,724
Nayaab Islam
Cash Severance	1,500,000	3,000,000	1,500,000	3,000,000
Pro Rata Bonus	—	—	—	—
RSU Acceleration(8)	6,164,877	9,438,257	32,548,377	35,821,757
TOTAL	7,664,877	12,438,257	34,048,377	38,821,757

Name	Termination as a Result of Death or Disability Apart from CIC ($)(1)	Termination without Cause or for Good Reason Apart from CIC ($)(2)	Termination as a Result of Death or Disability Following a CIC ($)(3)	Termination without Cause or Resignation for Good Reason Following a CIC ($)(4)
Mark Streams
Cash Severance	—	1,500,000	—	1,500,000
Pro Rata Bonus	—	1,000,000	—	1,000,000
RSU Acceleration(9)	—	519,471	—	519,471
COBRA Subsidy(7)	—	41,805	—	41,805
TOTAL	—	3,061,276	—	3,061,276

(1)

Amounts in this column reflect payments made upon termination by us due to a named executive officer’s death or “disability.” For Mr. Islam, such quoted term is as defined in the employment agreement with such named executive officer.

(2)

Amounts in this column reflect payments made upon termination by us without “cause” or by the named executive officer for “good reason.” For Ms. James and Messrs. Islam and Streams, such quoted terms are as defined in their respective employment agreements.

(3)	Amounts in this column reflect payments made upon termination by us due to a named executive officer’s death or disability following a change in control.
(4)	Amounts in this column reflect payments made upon termination by us without cause or by the named executive officer for good reason, in each case, following a change in control.
(5)

Amounts calculated using $13.53 per share of Class A Common Stock underlying the RSUs, which was the closing trading price of a share of our Class A Common Stock on December 31, 2025 and based on 1,713,705 RSUs vesting upon a termination for death or disability, 4,807,253 RSUs vesting upon a termination for death or disability in connection with a change in control and 3,093,548 RSUs vesting upon a termination by us without cause or by the named executive officer for good reason in connection with a change in control.

(6)

Amounts calculated using $13.53 per share of Class A Common Stock underlying the RSUs, which was the closing trading price of a share of our Class A Common Stock on December 31, 2025 and based on 32,810 RSUs vesting upon a termination without cause or resignation for good reason and 32,810 RSUs vesting upon a termination without cause or resignation for good reason in connection with a change in control.

(7)

Amounts calculated based on COBRA rates in effect as of December 31, 2025 and the health insurance elections of the named executive officer as of such date, assuming that each named executive officer remains eligible to receive this benefit for the nine-month period following his or her termination of employment.

(8)

Amounts calculated using $13.53 per share of Class A Common Stock underlying the RSUs, which was the closing trading price of a share of our Class A Common Stock on December 31, 2025 and based on 455,645 RSUs vesting upon a termination for death or disability, 697,580 RSUs vesting upon a termination without cause or resignation for good reason, 2,405,645 RSUs vesting upon a termination for death or disability in connection with a change in control and 2,647,580 RSUs vesting upon a termination without cause or resignation for good reason in connection with a change in control.

(9)

Amounts calculated using $13.53 per share of Class A Common Stock underlying the RSUs, which was the closing trading price of a share of our Class A Common Stock on December 31, 2025 and based on 38,394 RSUs vesting upon a termination without cause or resignation for good reason and 38,394 RSUs vesting upon a termination without cause or resignation for good reason in connection with a change in control.

DIRECTOR COMPENSATION

Pursuant to our non-employee director compensation program, directors who are not employees of the Company are entitled to cash and equity compensation, as described below. We believe such amounts are necessary to attract and retain directors who have the talent and skills to foster long-term value creation and enhance the sustainable development of the Company. The compensation payable under this program is intended to be competitive in relation to the market in which the Company operates and the nature, complexity and size of the Company’s business.

Members of the Board are also reimbursed for their reasonable, documented, out-of-pocket travel and other business expenses incurred in attending meetings of the Board and Board committees or in connection with Board-related business, in each case consistent with our expense reimbursement policy.

Directors Fees

During 2025, our non-employee directors received the following amounts for their services on our Board:

•	An annual retainer fee of $35,000; and

•	If the director serves on a committee of our Board, an additional annual fee as follows:

•	Chair of the Audit Committee, $25,000;

•	Audit Committee member, other than the chair, $15,000;

•	Chair of the Compensation Committee, $20,000; and

•	Compensation Committee member, other than the chair, $10,000.

Director fees are payable in arrears in four equal quarterly installments not later than the thirtieth day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board.

Equity Compensation

Our non-employee director compensation program provides for the grant of RSUs to each non-employee director: (i) upon their initial election or appointment to our Board, a one-time grant with an aggregate grant date fair value of $300,000, which vests in full on the date the RSU is granted and will be settled on a settlement date no later than March 15 of the year after the year of grant and (ii) annually, beginning on the first anniversary of the commencement of their service on the Board, with an aggregate grant date fair value of $250,000, which vests with respect to 25% of the total number of RSUs granted on the first anniversary of the applicable date of grant and as to 1/48th of the total number of RSUs granted on each monthly anniversary thereafter and will settle on the immediately subsequent fixed quarterly settlement date determined by the Company. The vesting of these RSUs is subject to continued service on our Board through each vesting date.

2025 Director Compensation Table

The following table sets forth information concerning the compensation of non-employee directors for service on the Board for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Daniel J. Finnegan(3)	12,500	—	12,500
Sameer Bhargava	20,417	299,978	320,395
Jeffrey M. Blackburn(4)	14,583	299,978	314,561

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Rajini Sundar Kodialam(5)	14,583	299,978	314,561
Jeremy Levine(6)	16,042	182,595	198,637
Thomas A. Patterson(7)	10,208	299,978	310,186

(1)

Amounts reflect the full grant date fair value of stock awards granted during the year ended December 31, 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by each director in respect of such stock awards. We provide information regarding the assumptions used to calculate grant date fair value and incremental fair value in Note 17 to our audited consolidated financial statements attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

(2)	The table below shows the aggregate numbers of option and RSU awards held as of December 31, 2025 by each non-employee director.

Name	Number of Options Outstanding at Fiscal Year End (#)	Number of Shares or Units Outstanding at Fiscal Year End (#)
Daniel J. Finnegan	—	—
Sameer Bhargava	63,335	12,765
Jeffrey M. Blackburn	—	12,765
Rajini Sundar Kodialam	—	12,765
Jeremy Levine	—	7,770
Thomas A. Patterson	—	12,765

(3)	Mr. Finnegan ceased to serve as a non-employee director of our Board on March 18, 2025.
(4)	Mr. Blackburn was appointed to our Board effective upon the completion of our IPO in September 2025.
(5)	Ms. Kodialam was appointed to our Board effective upon the completion of our IPO in September 2025.
(6)	Mr. Levine was appointed to our Board in March 2025.
(7)	Mr. Patterson was appointed to our Board effective upon the completion of our IPO in September 2025.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2025, the number of securities outstanding under our currently authorized equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders:
2025 Employee Stock Purchase Plan(1)	—	—	4,529,002
Amended and Restated 2022 Omnibus Incentive Plan(2)	26,895,416	—	51,460,674
2015 Stock Option Plan(3)	15,126,442	5.64	—
2012 Restricted Stock Unit Plan(4)	5,276,339	—	—
Equity compensation plan not approved by security holders:
None	—	—	—

Total(5)	47,298,197	$5.64	55,989,676

(1)

As of December 31, 2025, a total of 4,529,002 shares of common stock remained available for future issuance under the 2025 Employee Stock Purchase Plan (the “ESPP”). As of December 31, 2025, no offering periods have commenced under the ESPP.

(2)

The 26,895,416 securities reported in column (a) for the Amended and Restated 2022 Omnibus Incentive Plan (the “A&R 2022 Plan”) consist of 14,348,239 RSUs and 12,547,177 performance stock units (“PSUs”) reported at maximum performance levels. Because RSUs and PSUs vest and settle in shares of common stock without the payment of an exercise price, these awards have been excluded from the weighted-average exercise price calculation in column (b). As of December 31, 2025, 51,460,674 shares of common stock remained available for future issuance under the Omnibus Plan.

(3)

The 15,126,442 securities reported in column (a) for the 2015 Stock Option Plan (the “2015 Plan”) represent stock options with a weighted-average exercise price of $5.64 per share, as reported in column (b). The weighted-average exercise price reflects the exercise prices of all outstanding options under the 2015 Plan as of December 31, 2025, weighted by the number of shares subject to each option. No shares remained available for future issuance under the 2015 Plan as of December 31, 2025.

(4)

The 5,276,339 securities reported in column (a) for the 2012 Restricted Stock Unit Plan (the “2012 RSU Plan”) represent RSUs that vest and settle in shares of the Company’s common stock without the payment of an exercise price. Accordingly, these awards have not been taken into account in calculating the weighted-average exercise price reported in column (b). Of the 5,276,339 securities reported, 250,000 represent PSUs reported at maximum performance levels. The maximum number of shares that may be earned under such PSUs is 250,000 shares. No shares remained available for future issuance under the 2012 RSU Plan as of December 31, 2025.

(5)

The weighted-average exercise price reported in column (b) for the Total row reflects only the 15,126,442 stock options outstanding under the 2015 Stock Option Plan, which have a weighted-average exercise price of $5.64 per share. The 32,171,755 RSUs, PSUs, and other full-value awards outstanding under the A&R 2022 Plan and the 2012 RSU Plan, as well as purchase rights under the ESPP, have been excluded from this calculation because such awards do not have an exercise price. Accordingly, the weighted-average exercise price for all 47,298,197 securities reported in column (a) on a blended basis is $5.64 per share, calculated by dividing the aggregate intrinsic exercise value of all outstanding stock options by the total number of securities reported in column (a) that carry an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 17, 2026 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our outstanding shares of common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 17, 2026, including any shares of our common stock subject to an option and RSUs that have vested or will vest within 60 days after April 17, 2026. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, subject to any applicable community property laws.

We have based percentage ownership of our common stock on 349,097,166 shares of our Class A Common Stock and 24,750,000 shares of our Class B Common Stock outstanding as of April 17, 2026. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o StubHub Holdings, Inc., 175 Greenwich Street, 59th Floor, New York, New York 10007.

Name of Beneficial Owner	Class A		Class B+		% Total Voting Power(1)
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Madrone Partners, L.P.(2)	75,780,055	21.7	—	—	2.7
Entities affiliated with Bessemer Venture Partners(3)	27,105,334	7.8	—	—	*
Entities affiliated with PointState Capital(4)	25,527,995	7.3	—	—	*
Named Executive Officers and Directors:
Eric H. Baker(5)	7,844,910	2.2	24,750,000	100	87.9
Connie James(6)	190,989	*	—	—	*
Nayaab Islam(7)	4,448,841	1.3	—	—	*
Artem Yegorov	271,697	*	—	—	*
Mark Streams(8)	1,549,695	*	—	—	*
Sameer Bhargava(9)	623,185	*	—	—	*
Jeffrey Blackburn(10)	126,157	*	—	—	*
Rajini Sundar Kodialam(11)	164,725	*	—	—	*
Jeremy Levine	7,770	*	—	—	*
Thomas A. Patterson(12)	75,792,820	21.7	—	—	2.7
All executive officers and directors as a group (10 persons)(13)	91,020,789	25.8	24,750,000	100	90.7

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock or total voting power of less than 1%.
+

The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis, such that each holder of Class B Common Stock beneficially owns an equivalent number of shares of Class A Common Stock.

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Shares of our Class A Common Stock entitle the holder to one vote per share, shares of our Class B Common Stock entitle the holder to 100 votes per share.

(2)

Based on a statement on Schedule 13G, filed with the SEC on November 14, 2025. Consists of (i) 53,279,250 shares of Class A Common Stock held by Madrone SHV Partners, LLC (“Madrone SHV”); (ii) 21,111,915 shares of Class A Common Stock held by Madrone Partners, L.P. (“Madrone Partners”); and (iii) 1,388,890 shares of Class A Common Stock held by Madrone Opportunity Fund, L.P. (“Madrone Opportunity”). Madrone Partners and Madrone Opportunity are the record holders of 38,333 and 12,778 shares of Series L Redeemable Preferred Stock, respectively. Madrone Capital Partners, LLC (“Madrone Capital”) is the manager of Madrone SHV and the general partner of Madrone Partners and Madrone Opportunity and shares voting and investment authority over the shares held by each of Madrone SHV, Madrone Partners, and Madrone Opportunity. Thomas A. Patterson, Jameson McJunkin, and Gregory Penner are the managing members of Madrone Capital and share voting and investment authority over the shares held by each of Madrone SHV, Madrone Partners and Madrone Opportunity. The address for each of Madrone SHV, Madrone Partners, Madrone Opportunity, Madrone Capital, Mr. Patterson, Mr. McJunkin, and Mr. Penner is PO Box #6476, Denver, Colorado 80206.

(3)

Based on a statement on Schedule 13G/A, filed with the SEC on April 29, 2026. Consists of (i) 9,225,192 shares of Class A Common Stock held by Bessemer Venture Partners VIII L.P. (“BVP VIII”); (ii) 11,094,612 shares of Class A Common Stock held by Bessemer Venture Partners VIII Institutional L.P. (“BVP VIII Inst”); (iii) 1,483,570 shares of Class A Common Stock held by Bessemer Venture Partners Century Fund Institutional L.P. (“BVP CF Inst”); (iv) 235,115 shares of Class A Common Stock held by Bessemer Venture Partners Century Fund L.P. (“BVP CF”); (v) 46,808 shares of Class A Common Stock held by Cloud All Star Fund, L.P. (“CASF”); and (vi) 5,020,037 shares of Class A Common Stock held by Deer Partners Investment Fund LLC (“DPIF”). Deer VIII & Co. L.P. (“Deer VIII LP”) is the general partner of BVP VIII and BVP VIII Inst. Deer VIII & Co. Ltd. (“Deer VIII Ltd.”) is the general partner of Deer VIII LP. Deer X & Co. L.P. (“Deer X LP”) is the general partner of BVP CF and BVP CF Inst. Deer X & Co. Ltd. (“Deer X Ltd.”) is the general partner of Deer X LP. Deer Management Company LLC (“Deer”) is the management company of BVP VIII, BVP VIII Inst, BVP CF Inst, and BVP CF and owns a material interest in Cloud All Star Fund GP, LLC, the general partner of CASF, which has voting and dispositive power with respect to the shares held by CASF. DPIF is a member-managed LLC. Voting and investment decisions over the shares that are held by DPIF are made by members of DPIF holding a majority in interests of DPIF’s position. The address of BVP VIII, BVP VIII Inst, BVP CF Inst, BVP CF, CASF, Deer VIII Ltd., Deer VIII LP, Deer X LP, Deer X Ltd., DPIF, and Deer is c/o Bessemer Venture Partners, 1865 Palmer Ave., Suite 104, Larchmont, NY 10538.

(4)

Based on a statement on Schedule 13G/A, filed with the SEC on January 9, 2026. Consists of (i) 24,823,335 shares of Class A Common Stock over which PointState Capital LP (“PointState”), PointState Holdings LLC (“PointState Holdings”), PointState Capital GP LLC (“PointState GP” and together with PointState and PointState Holdings, the “PointState Entities”) and Zachary J. Schreiber may be deemed to exercise shared voting and investment discretion; and (ii) 704,660 shares of Class A Common Stock over which Mr. Schreiber may be deemed to exercise sole voting and investment discretion. Zachary J. Schreiber is the managing member of PointState Holdings and PointState GP, the general partner of PointState and, as such, may be deemed to have beneficial ownership of the securities held by the PointState Entities. The business address of each is c/o PointState Capital LP, 9 West 57th Street, 37th Floor, New York, NY 10019.

(5)

Consists of (i) 6,255,623 shares of Class A Common Stock held by Mr. Baker; (ii) 34,370 shares of Class A Common Stock held by The Eric H. Baker Family Foundation; (iii) 55,048 shares of Class A Common Stock held by various family trusts; (iv) 1,239,316 shares of Class A Common Stock issuable pursuant to outstanding stock options that are exercisable within 60 days of April 17, 2026; (v) 260,553 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs held by Mr. Baker that will occur within 60 days of April 17, 2026; (vi) 22,287,236 shares of Class B Common Stock held by Mr. Baker; and (vii) 2,462,764 shares of Class B Common Stock held by various family trusts.

(6)

Consists of (i) 183,174 shares of Class A Common Stock held by Ms. James; and (ii) 7,815 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs held by Ms. James that will occur within 60 days of April 17, 2026.

(7)

Consists of (i) 2,311,061 shares of Class A Common Stock held by Mr. Islam; (ii) 2,057,135 shares of Class A Common Stock issuable pursuant to outstanding stock options that are exercisable within 60 days of April 17, 2026; and (iii) 80,645 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs held by Mr. Islam that will occur within 60 days of April 17, 2026.

(8)

Consists of (i) 1,036,735 shares of Class A Common Stock held by Mr. Streams; (ii) 500,000 shares of Class A Common Stock issuable pursuant to outstanding stock options that are exercisable within 60 days of April 17, 2026; and (iii) 12,960 shares of Class A Common Stock issuable upon the vesting and settlement of RSUs held by Mr. Streams that will occur within 60 days of April 17, 2026.

(9)

Consists of (i) 49,430 shares of Class A Common Stock held by Mr. Bhargava; (ii) 63,335 shares of Class A Common Stock issuable pursuant to outstanding stock options that are exercisable within 60 days of April 17, 2026; and (iii) 510,420 shares of Class A Common Stock held in a family trust.

(10)

Consists of (i) 16,060 shares of Class A Common Stock held by Mr. Blackburn; and (ii) 110,097 shares of Class A Common Stock held by Cresta Ventures, LLC, of which Mr. Blackburn is the Managing Partner and may be deemed to hold voting control.

(11)	Consists of (i) 16,060 shares of Class A Common Stock held by Ms. Kodialam; and (ii) 148,665 shares of Class A Common Stock held in family trusts.
(12)

Consists of (i) 12,765 shares of Class A Common Stock held by Mr. Patterson; and (ii) the shares identified in footnote (2) above. Madrone Partners and Madrone Opportunity are the record holders of 38,333 and 12,778 shares of Series L Redeemable Preferred Stock, respectively. Mr. Patterson is a managing member of Madrone Capital and may be deemed to have shared voting and investment power over the shares held by Madrone Partners, Madrone SHV, and Madrone Opportunity. Mr. Patterson disclaims beneficial ownership of the shares held by Madrone Partners, Madrone SHV, and Madrone Opportunity referred to in footnote (2) above.

(13)	See notes 5 to 12.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any existing or proposed transaction, arrangement, or relationship (or any series of similar existing or proposed transactions, arrangements, or relationships) in which we (including any of our subsidiaries) was, is, or will be a participant, the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest.

Under the policy, the Company’s finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Financial Officer (or her designee(s)) by both the related person and the person at the Company responsible for such potential related person transaction.

If the Company’s finance team determines that a transaction or relationship is a related person transaction, then the Chief Financial Officer (or her designee(s)) shall present to the Audit Committee each such related person transaction, including all relevant known facts and circumstances relating thereto. The Audit Committee shall review the relevant known facts and circumstances of each related person transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s organizational documents and Code of Ethics and Conduct, and either approve or disapprove the related person transaction. Any related person transaction may be consummated and may continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification shall not be forthcoming, the appropriate personnel from the Company shall make all reasonable efforts to cancel or annul such transaction. Management shall update the Audit Committee as to any material changes to any approved or ratified related person transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements, and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2025, other than equity and other compensation, termination, change in control, and other arrangements, which are described under “Compensation Discussion and Analysis.”

Related Person Transactions

Series O Redeemable Preferred Stock Financing

On various dates beginning on June 30, 2025 and ending on September 4, 2025, we entered into Series O redeemable preferred stock purchase agreements (the “Series O Purchase Agreements”). An entity affiliated with Bessemer and an entity affiliated with WestCap, each a holder of more than 5% of our capital stock, purchased 1,000 and 133,670 shares of Series O redeemable preferred stock, respectively, pursuant to their Series O

Purchase Agreements at a purchase price of $1,000.00 per share for gross proceeds of approximately $134.7 million. On March 17, 2026, all shares of Series O redeemable preferred stock automatically converted into 11,931,135 shares of Class A Common Stock.

Secondary Transactions—Nayaab Islam Class A Common Stock Sale to PointState

On August 15, 2025, Nayaab Islam, our President and Chief Product Officer, sold 666,665 shares of his Class A Common Stock to PointSeason Master Fund IV LP, an entity affiliated with PointState and a holder of more than 5% of our capital stock, at a purchase price of $30.00 per share. We waived our right of first offer with respect to this sale.

Relationship with Andro Capital

Andro Capital (“Andro”) is a seller on our platform and, in the normal course of business, has engaged us to support ticket management and list and fulfill its tickets on its behalf since 2008. Eric H. Baker, our Founder, Chairman and Chief Executive Officer, is currently the managing partner of Andro. We did not generate any fees from tickets sold by Andro during the year ended December 31, 2025. As of December 31, 2025, $0.1 million was due to Andro in proceeds related to tickets it had sold on our platform.

On July 17, 2024, we entered into a program agreement (as amended or supplemented from time to time, the “Program Agreement”) with Colloquy Capital LLC (“Colloquy”), an affiliate of Andro. Under the terms of the Program Agreement, we refer certain of our sellers to Colloquy for the opportunity to enter into separate financing arrangements with Colloquy. Under such arrangements, it is anticipated that Colloquy may provide short-term financing to sellers based on those sellers’ existing and/or future expected proceeds generated through ticket sales on our platform. Pursuant to each seller’s agreement with Colloquy, we will disburse to Colloquy a percentage of the seller’s proceeds as agreed upon as consideration for the financing provided by Colloquy to the relevant seller. The Program Agreement has a five-year term with an exclusivity period of up to 36 months. No fees are payable under this agreement by us or Colloquy. As of December 31, 2025, the Program Agreement resulted in Colloquy obtaining a security interest of $7.9 million in the seller’s proceeds related to tickets sold on our platform. In addition, we entered into a services agreement, dated March 20, 2025, with Colloquy, pursuant to which we help facilitate the sale and servicing of tickets owned by Colloquy in return for a fee based on a percentage of revenue collected for the sale of those tickets. Under both agreements with Colloquy, as of December 31, 2025, $0.8 million was due to Colloquy in proceeds, related to tickets sold under the services agreement as well as our disbursement of the seller’s proceeds under the Program Agreement. We generated $3.2 million in fees associated with the services agreement during the year ended December 31, 2025.

Investors’ Rights Agreement

We are party to the Eighth Amended and Restated Investors’ Rights Agreement, dated December 20, 2019, with certain purchasers of our outstanding redeemable preferred stock and certain holders of our Class A Common Stock, including certain of our directors and executive officers and holders of more than 5% of our capital stock, including entities affiliated with Madrone, WestCap, and Bessemer and entities with which certain of our directors are affiliated. The registration rights set forth in the Eighth Amended and Restated Investors’ Rights Agreement will terminate (i) five years following the consummation of the IPO and (ii) following the closing of the IPO, the right of any particular stockholder to request registration or to request inclusion in any Company registration will terminate when such stockholder is able to sell all of its registrable shares pursuant to Rule 144 of the Securities Act during any 90-day period.

Stockholders’ Rights Agreement

We are party to the Stockholders’ Rights Agreement, dated September 5, 2025, with certain holders of our Class A Common Stock, including entities with which certain of our executive officers and directors are affiliated and certain holders of more than 5% of our capital stock, including entities affiliated with Bessemer.

The registration rights set forth in the Stockholders’ Rights Agreement will terminate (i) five years following the consummation of the IPO or (ii) following the closing of the IPO, the right of any particular stockholder to request registration or to request inclusion in any Company registration will terminate when such stockholder is able to sell all of its registrable shares pursuant to Rule 144 of the Securities Act during any 90-day period.

Voting Agreement

We were party to the Third Amended and Restated Voting Agreement, dated December 20, 2019, with certain holders of our common stock, including Eric H. Baker, our Founder, Chairman and Chief Executive Officer, holders of more than 5% of our capital stock, including entities affiliated with Madrone and Bessemer, and entities with which certain of our directors are affiliated. This agreement terminated upon the effectiveness of the IPO registration statement.

Co-Sale and First Refusal Agreement

We were party to the Tenth Amended and Restated Co-Sale and First Refusal Agreement, dated January 17, 2020, with certain purchasers of our outstanding redeemable preferred stock and certain holders of our common stock, including Eric H. Baker, our Founder, Chairman and Chief Executive Officer, holders of more than 5% of our capital stock, including entities affiliated with Madrone, WestCap, and Bessemer, and entities with which certain of our directors are affiliated. This agreement provided for rights of co-sale and first refusal relating to the shares of our common stock held by certain parties to the agreement. This agreement terminated immediately prior to the completion of our IPO.

Governance Side Letter

On February 13, 2020, in connection with their purchase of Class A Common Stock (“Class A Purchase”), we entered into a side letter regarding governance with Madrone, Bessemer, and Eric H. Baker, our Founder, Chairman and Chief Executive Officer (the “Governance Side Letter”). Under the Governance Side Letter, subject to certain limitations, we will be required to obtain each of Madrone and Bessemer’s prior approval to: (1) amend or modify certain conversion rights upon sale and transfer associated with our Class B Common Stock in our amended and restated certificate of incorporation; and (2) appoint the successor to Mr. Baker in the event of his resignation as our Chief Executive Officer or his death or incapacity, and any successors thereto. The Governance Side Letter also requires that, if Mr. Baker sells or otherwise transfers any of his shares of Class B Common Stock, such transferee will be subject to the same terms and obligations of Mr. Baker thereunder. The Governance Side Letter will terminate with respect to each of Madrone and Bessemer, as applicable, upon the earlier of (i) such date that such party no longer holds in the aggregate at least 50% of the shares of Class A Common Stock that it held at the time of the Class A Purchase and (ii) the date as mutually agreed upon in writing among us, Mr. Baker, and the relevant party to the Governance Side Letter.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

In connection with the IPO, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements. We also are authorized to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 175 Greenwich Street, 59th Floor, New York, New York 10007 in writing not later than December 31, 2026.

Stockholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 23, 2027 and no later than March 25, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 23, 2027, then our Secretary must receive such written notice not more than the 120th day prior to the 2027 Annual Meeting and not later than (i) the 90th day prior to the 2027 Annual Meeting or, (ii) if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline for submitting director nominations under our Amended and Restated Bylaws, as described above. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

INFORMATION REQUESTS

A copy of our 2025 Annual Report, including financial statements and schedules thereto but not including exhibits, will be sent to any stockholder of record as of April 27, 2026 without charge upon written request addressed to:

StubHub Holdings, Inc.

Attention: Secretary

175 Greenwich Street, 59th Floor

New York, New York 10007

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2025 Annual Report at www.proxyvote.com. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC and is available free of charge on the SEC’s website at www.sec.gov or in the “SEC Filings” section under “Financials” on our website at https://investors.stubhub.com. Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

SCAN TO
VIEW MATERIALS & VOTE w
STUBHUB HOLDINGS, INC. VOTE BY INTERNET 175 GREENWICH STREET, 59TH FLOOR
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
NEW YORK, NEW YORK 10007
ATTENTION: SECRETARY Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/STUB2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V94658-P51813 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
STUBHUB HOLDINGS, INC. For All Withhold All Except For All To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR all nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. the following:
1. Election of Directors ! ! !
Nominees:
01) Eric H. Baker 05) Rajini Sundar Kodialam 02) Mark Streams 06) Jeremy Levine 03) Sameer Bhargava 07) Thomas A. Patterson 04) Jeffrey Blackburn
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2026.
3. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. ! ! !
The Board of Directors recommends you vote for 3 YEARS on the following proposal: 1 Year 2 Years 3 Years Abstain
4. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of the Company’s named ! ! ! ! executive officers.
NOTE: I authorize the proxies to vote according to their discretion on any other matters that are properly presented before the Annual Meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report to Stockholders are available at www.proxyvote.com.
V94659-P51813
STUBHUB HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 2026, 1:00 P.M. EASTERN TIME
The stockholder(s) hereby appoint(s) Connie James, Mark Streams and Scott Fitzgerald, or any of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of StubHub Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/STUB2026 at 1:00 p.m., Eastern Time on Tuesday, June 23, 2026, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND FOR 3 YEARS ON PROPOSAL 4.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE